SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 17, 2003

LIONBRIDGE TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-26933	04-3398462
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

950 WINTER STREET WALTHAM, MASSACHUSETTS		02451
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (781) 434-6000

ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS.

On September 17, 2003, Lionbridge Technologies, Inc. (“Lionbridge”) completed its acquisition of all of the capital stock of Mentorix Technologies, Inc., a California corporation (“Mentorix”), by means of a merger (the “Merger”) of Mountain Acquisition Corp. (“MAC”), a wholly-owned subsidiary of Lionbridge, with and into Mentorix, pursuant to an Agreement and Plan of Reorganization dated as of September 9, 2003 (the “Agreement”), by and among Lionbridge, MAC, Mentorix and certain shareholders of Mentorix. As a result of the Merger, Mentorix became a wholly-owned subsidiary of Lionbridge and will continue to operate as a wholly-owned subsidiary of Lionbridge. The Merger was effected by the filing on September 17, 2003 of an Agreement of Merger with the Secretary of State of California, and a Certificate of Merger with the Secretary of State of Delaware. The information contained in Lionbridge’s press releases dated September 10, 2003 and September 18, 2003, attached hereto as Exhibit 99.1 and 99.2, respectively, is incorporated herein by reference.

The purchase price was paid in cash from Lionbridge’s working capital, and the purchase price and the terms for the transaction were determined in arms-length negotiations. Lionbridge will account for the transaction under the purchase method of accounting.

The terms of the Merger are more fully described in the Agreement. A copy of the Agreement is filed as Exhibit 2.1 to Lionbridge’s Current Report on Form 8-K filed on September 12, 2003.

Item 7.    Financial Statements and Exhibits.

(A) Financial Statements of Business Acquired

It is impracticable for Lionbridge to file the required financial information with this filing. The required financial information will be filed within 60 days of the date this Current Report on Form 8-K is filed.

(B) Pro Forma Financial Information

It is impracticable for Lionbridge to file the required financial information with this filing. The required financial information will be filed within 60 days of the date this Current Report on Form 8-K is filed.

(C) Exhibits.

Exhibit 2.1—Agreement and Plan of Reorganization among Lionbridge, MAC, Mentorix and certain shareholders of Mentorix dated as of September 9, 2003. (Filed as Exhibit 2.1 to Lionbridge’s Current Report on Form 8-K filed on September 12, 2003 (File No. 000-26933) and incorporated herein by reference).

Exhibit 99.1—Press Release dated September 10, 2003 (Filed as Exhibit 99.1 to Lionbridge’s Current Report on Form 8-K filed on September 12, 2003 (File No. 000-26933) and incorporated herein by reference).

Exhibit 99.2—Press Release dated September 18, 2003

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

LIONBRIDGE TECHNOLOGIES, INC.

(Registrant)

/s/    STEPHEN J. LIFSHATZ

Stephen J. Lifshatz

Senior Vice President and Chief Financial Officer

October 2, 2003